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Ocwen Financial Corporation                                           Exhibit 99
1675 Palm Beach Lakes Blvd.
West Palm Beach, FL  33401
NYSE symbol: OCN
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NEWS RELEASE:  IMMEDIATE                                    July 30, 1998


OCWEN FINANCIAL CORPORATION EXPANDS ON STRATEGIC ALLIANCE RATIONALE

WEST PALM BEACH, FL - - Ocwen Financial Corporation (NYSE: OCN) ("Ocwen" or the "Company") today expanded on its announcement of July 28, 1998, that it was exploring strategic alliances, in response to investor inquiries.

"Our capital and businesses have never been stronger," stated William C. Erbey, Chairman and Chief Executive Officer. "We see vast opportunities to further deploy our services in new and untapped markets. It is for this reason, and this reason only, that we are considering strategic alliances to complement our strengths."

Mr. Erbey went on to clarify, "Affiliations could take on many different forms only one of which is a merger. However, a merger would only occur if the transaction was clearly in the best interest of Ocwen's employees, customers and shareholders."

Ocwen Financial Corporation is a $3.5 billion financial institution headquartered in West Palm Beach, Florida. Ocwen's primary businesses are the acquisition, servicing and resolution of subperforming and nonperforming residential and commercial mortgage loans.


CERTAIN STATEMENTS CONTAINED HEREIN ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE STATEMENTS DUE TO FACTORS SUCH AS THE ECONOMIC ENVIRONMENT,
GOVERNMENT FISCAL AND MONETARY POLICIES, PREVAILING INTEREST OR CURRENCY EXCHANGE RATES, THE SECONDARY MARKET FOR MORTGAGE LOANS AND SECURITIZATIONS, OTHER FACTORS GENERALLY UNDERSTOOD TO AFFECT THE REAL ESTATE ACQUISITION, MORTGAGE AND LEASING MARKETS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S SECURITIES FILINGS, INCLUDING ITS REGISTRATION STATEMENTS ON FORM S-1 AND PERIODIC REPORTS ON FORMS 10-Q, 8-K AND 10-K.



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Contacts                        William C. Erbey                 (561) 682-8520
                               Christine A. Reich                (561) 682-8569
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